UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 8, 2014, The Charles Schwab Corporation (“CSC”) began sending notice to participants in CSC’s 401(k) Plan, The SchwabPlan Retirement Savings and Investment Plan (the “Plan”), regarding the implementation of a temporary blackout period in connection with the transition of the Plan to Schwab Index Advantage®. Due to this transition, participants in the Plan will experience a suspension during which they will be temporarily unable to obtain loans or distributions from the Plan, execute fund transfers, or direct or diversify investments in their accounts, including investments in CSC’s common stock held through the Schwab 401(k) Equity Unit Fund and the Schwab ESOP Equity Unit Fund. The temporary blackout period is expected to begin during the week of May 18, 2014 and end during the week of May 25, 2014.

Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, on April 10, 2014, CSC sent a blackout trading restriction notice to its directors and executive officers informing them that, during the temporary blackout period described above, they will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring CSC’s common stock and related derivative securities, such as stock options and restricted stock units, if those securities were acquired in connection with their service or employment as a director or executive officer of CSC.

A copy of the blackout trading restriction notice is attached as Exhibit 99.1 and is incorporated herein by reference. Any inquiries regarding the temporary blackout period may be directed to the Corporate Secretary’s office at (415) 667-9979. Any questions regarding whether the blackout period has started or ended should be directed to Schwab Retirement Plan Services, Inc. at 1-800-724-7526.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice sent on April 10, 2014 to directors and executive officers of CSC regarding a temporary blackout period

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: April 10, 2014	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 99.1	Notice sent on April 10, 2014 to directors and executive officers of CSC regarding a temporary blackout period